Exhibit 99.2

The following constitutes the ruling of the court and has the force and effect therein described.

Signed August 2, 2019	/s/ Harlin DeWayne Hale
United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
PHI, Inc. et al.,[1]	§	Case No. 19-30923-hdh11
§
Debtors.	§	(Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

CONFIRMING DEBTORS’ THIRD AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PHI, Inc. and its affiliated debtors and debtors in possession (collectively, the “Debtors”), having:

a)	commenced the Chapter 11 Cases[2] on March 14, 2019 (the “Petition Date”), by each filing a voluntary petition in the United States Bankruptcy Court for the

1                 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: PHI, Inc. (5707), PHI Air Medical, L.L.C. (4705), AM Equity Holdings, L.L.C. (0730), PHI Tech Services, Inc. (5089) and PHI Helipass, L.L.C. (4187). The corporate headquarters and the mailing address for the Debtors listed above is 2001 SE Evangeline Thruway, Lafayette, LA 70508.

2                 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Northern District of Texas (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”);

b)	continued to operate their businesses and remain in possession of their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c)

following an all-day mediation session before the Honorable David R. Jones, reached a global resolution of certain matters among the Debtors, the Creditors’ Committee, Thirty Two, Mr. Al A. Gonsoulin, the Unsecured Notes Indenture Trustee, and the Equity Committee as reflected in the Stipulation Regarding Matters to be Resolved Pursuant to Bankruptcy Rule 9019 [Docket No. 624] (the “Settlement Stipulation”) and the Stipulation Among Debtors and Official Committee of Equity Security Holders Regarding Matters to be Resolved Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure [Docket No. 686] (the “Equity Committee Settlement Stipulation” and together with the Settlement Stipulation, the “Settlements”);

d)

filed, on June 18, 2019, the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 687] (the “Third Amended Plan”, as amended, modified or supplemented from time to time, in accordance with the terms therein, the “Plan”), incorporating the terms of the Settlements;

e)

obtained, on June 24, 2019, entry of the Order (I) Approving Disclosure Statement, (II) Determining Dates, Procedures and Form Applicable to Solicitation Process, (III) Establishing Vote Tabulation Procedures, and (IV) Establishing Objection Deadline and Scheduling Plan Confirmation Hearing [Docket No. 718] (the “Disclosure Statement Order”) approving the Disclosure Statement for the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 688] (the “Disclosure Statement”);

f)	commenced solicitation of the Plan on June 26, 2019, and filed, on June 27, 2019, the solicitation version of the Disclosure Statement [Docket No. 739];

g)

filed on June 26, 2019, the Notice to Consider Confirmation of, and Deadline for Objecting to, Debtors’ Chapter 11 Plan of Reorganization [Docket No. 727] (the “Confirmation Hearing Notice”), and served the Confirmation Hearing Notice on the Debtors’ creditors as evidenced by the Affidavit of Service of Solicitation Materials dated July 8, 2019 [Docket No. 760], and published the Confirmation Hearing Notice in The Dallas Morning News on June 28, 2019 as evidenced by the Affidavit of Publication, dated July 3, 2019 [Docket No. 758];

h)	filed, on July 23, 2019, the Notice of Filing of Plan Supplement [Docket No. 831], and on July 29, 2019, the Second Notice of Filing of Plan Supplement [Docket

No. 866] (as may be further modified, supplemented or amended from time to time, the “Plan Supplement”);

i)

filed, on July 26, 2019, the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 850] (the “Voting Report”); and

j)

filed, on July 26, 2019, the Memorandum of Law in Support of Confirmation of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 853] (the “Confirmation Brief”), and on July 28, 2019, the Declaration of Robert A. Del Genio in Support of Confirmation of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 858] (the “Confirmation Declaration”).

And the Bankruptcy Court having:

a)	set July 30, 2019 at 12:30 p.m. (CDT) as the date and time for the commencement of the Confirmation Hearing;

b)

reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Confirmation Declaration, the Voting Report, and all pleadings, and exhibits, statements, responses and comments regarding Confirmation, including all objections, statements and reservation of rights filed by parties in interest on the docket of these Chapter 11 Cases;

c)	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation; and

d)	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated.

NOW, THEREFORE, the Bankruptcy Court having found that notice of the Confirmation Hearing and the opportunity for any party affected by the Plan and the transactions contemplated thereby to object to Confirmation having been adequate and appropriate; and the record of these Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, but not limited to, statements of counsel and all other testimony and other evidence proffered, adduced, admitted into evidence and presented at the Confirmation Hearing, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law and order:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED AND ORDERED THAT:

A.       Findings and Conclusions. The determinations, findings, judgments, decrees, orders and conclusions set forth in this Confirmation Order and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.       Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, and adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases.

JURISDICTION AND VENUE

C.       Exclusive Jurisdiction; Venue; Core Proceeding. The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334. Venue in the Bankruptcy Court is proper under 28 U.S.C. §§ 1408 and 1409. The confirmation of the Plan constitutes a core proceeding under 28 U.S.C. § 157(b)(2) upon which the Bankruptcy Court may issue a final order, and confirmation of a plan by the Bankruptcy Court is a constitutional exercise of the jurisdiction conferred by Congress on the Bankruptcy Court. The Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

D.       Retention of Jurisdiction. The Bankruptcy Court finds and concludes that the Bankruptcy Court’s retention of jurisdiction as set forth in Article X of the Plan is consistent with 28 U.S.C. §§ 157 and 1334.

Notice, Solicitation and Acceptance

E.       Adequate Notice of Confirmation Hearing. In accordance with Bankruptcy Rules 2002, 3019 and 9019, the Disclosure Statement Order, the Disclosure Statement, and various notices filed on the docket relating to the scheduling of the Confirmation Hearing (including, without limitation, Docket No. 727 & 832), the Bankruptcy Court finds and concludes that (a) proper, timely and adequate notice of the time for filing objections to the Plan was provided, and (b) proper, timely and adequate notice of the Confirmation Hearing was provided to all Holders of Claims and Equity Interests. No other or further notice of the Confirmation Hearing is necessary or required.

F.       Good Faith Solicitation (11 U.S.C. § 1125(e)). The evidence proffered or adduced at, or prior to, the Confirmation Hearing (i) is reasonable, persuasive and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, (iv) establishes that the Debtors and each of their respective Related Persons have furnished adequate information and solicited acceptances or rejections of the Plan in good faith and in full compliance with all applicable provisions of the Bankruptcy Code, including without limitation, sections 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (v) establishes that the Debtors, the Reorganized Debtors, and each of their respective Related Persons will, as applicable, continue to act in good faith if they consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby, and take all other actions authorized by this Confirmation Order. Accordingly, each of the foregoing Persons is entitled to and, pursuant to this Confirmation Order, granted the full protections afforded by section 1125(e) of the Bankruptcy Code.

G.       Voting Report. On July 26, 2019, the Debtors filed the Voting Report certifying the method and results of Ballot tabulation for each of the Classes entitled to vote to accept or reject the Plan. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws and regulations.

H.       Plan Supplement. On July 23, 2019, the Debtors filed the Plan Supplement [Docket No. 831], as further amended by Docket No. 866, which included (i) the Minimum Cash Commitment Agreement; (ii) the terms of the New Secured Financing; (iii) the Plan Equity Value; (iv) the form of New Warrants; (v) the form of Old Equity Settlement Warrants; (vi) the initial percentage of the Management Incentive Plan allocable to the MIP Participants; (vii) a list of certain members of the New Board; (viii) the schedule of assumed contracts and each applicable Cure Claim Amount; and (ix) a description of the retained Causes of Action. All such materials comply with the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws and regulations, and no other or further notice is or shall be required.

I.       Burden of Proof. The Debtors, as proponents of the Plan, have met their burden of proving the satisfaction of the requirements of sections 1129(a) and (b) of the Bankruptcy

Code by a preponderance of the evidence, which is the applicable evidentiary standard. Further, each witness whose testimony was proffered or adduced on behalf of the Debtors at or in connection with the Confirmation Hearing was credible, reliable and qualified to testify as to the topics addressed in his or her testimony.

J.       Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the proponents of the Plan.

Compliance with Section 1129 of the Bankruptcy Code

K.       Plan Compliance with 11 U.S.C. § 1129(a)(1). In accordance with Section 1129(a)(1) of the Bankruptcy Code, the Bankruptcy Court finds and concludes that the Plan complies with the applicable provisions of the Bankruptcy Code.

a.

Proper Classification (11 U.S.C. §§ 1122 & 1123(a)(1)). In accordance with Sections 1122(a) and 1123(a), the Bankruptcy Court finds and concludes that, in addition to Administrative Claims, Priority Tax Claims and Other Priority Claims, which need not be classified, the Plan classifies ten (10) Classes of Claims and Equity Interests based on the differences in the legal nature and/or priority of such Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims or Equity Interests, as the case may be, in each such Class and such Classes do not unfairly discriminate between or among Holders of Claims and Equity Interests. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests under the Plan. Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

b.

Specified Unimpaired Classes (11 U.S.C. §1123(a)(2)). Article III of the Plan specifies that Class 1 (Other Secured Claims), Class 3 (Blue Torch Claim), and Class 9 (Intercompany Interests) (each, an “Unimpaired Class”) are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

c.

Specified Treatment of Impaired Classes (11 U.S.C. §1123(a)(3)). Article III of the Plan specifies that Claims in Class 2 (Thirty Two Claim), Class 4 (Aircraft Lessor Claims), Class 5 (General Unsecured Claims), Class 6 (Convenience Claims), Class 7 (Intercompany Claims), Class 8 (Subordinated Claims) and Class 10 (Existing PHI Interests) (each, an “Impaired Class”) are Impaired within the meaning of section 1124 of the Bankruptcy Code and clearly specifies the treatment of the Claims and

Equity Interests in those Classes, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

d.

No Discrimination (11 U.S.C. §1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

e.

Implementation of the Plan (11 U.S.C. §1123(a)(5)). The Plan and the various documents and agreements set forth in the Plan Supplement provide adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the corporate documents that will govern the Reorganized Debtors after the Effective Date, the First Amended and Restated Certificate of Incorporation of PHI Group, Inc., and the By-Laws of PHI Group, Inc. (or the respective corporate documents of its ultimate parent), (ii) the entry into the Restructuring Transactions, including without limitation, the merger provisions related to PHI, Inc. that will result in a reduction in the number of holders entitled to receive Old Equity Settlement Warrants and any other actions that may be necessary or appropriate to effectuate the transactions described in, contemplated under, or necessary to effectuate the Plan, (iii) the entry into the Registration Rights Agreement, (iv) the entry into, and incurrence of new indebtedness under, the New Secured Financing; (v) the Minimum Cash Commitment Exchange and the entry into the Minimum Cash Commitment Agreement; (vi) the issuance of New Common Stock and New Warrants for distribution under the Plan; and (vii) the issuance of the Old Equity Settlement Warrants.

f.

Non-Voting Equity Securities (11 U.S.C. §1123(a)(6)). The Plan provides that the respective organizational documents of each of the Reorganized Debtors shall be amended and restated or replaced (as applicable), including a provision prohibiting the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code.

g.	Selection of Directors and Officers (11 U.S.C. §1123(a)(7)).

On July 23, 2019, the Debtors filed with the Bankruptcy Court a list of initial members of the Board of Directors of Reorganized PHI, Inc. (or its ultimate parent) (the “New Board List”) as Exhibit I to the Plan Supplement, identifying five (5) of the seven (7) directors who are expected to serve in such capacity. The remaining two (2) directors will be independent directors and the Debtors, selected by the Creditors’ Committee with the assistance of Russell Reynolds & Associates (subject to certain consent rights contained in the Plan), have begun the process to select those remaining independent directors. The Plan provisions governing the manner of selection of any officer, director, or manager of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

h.

Additional Plan Provisions (11 U.S.C. §1123(b)). The Plan contains certain provisions that may be construed as permissive, but are not required for confirmation under the Bankruptcy Code. These discretionary provisions comply with section 1123(b) of the Bankruptcy Code, are appropriate, in the best interests of the Debtors and their Estates and are not inconsistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (i) the assumption and rejection of executory contracts and unexpired leases; and (ii) releases and exculpation of various Persons and Entities.

i.	The Debtors are Not Individuals (11 U.S.C. §1123(c)). The Debtors are not individuals and, accordingly, section 1123(c) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

j.

Cure of Defaults (11 U.S.C. §1123(d)). Article V.B of the Plan provides for the satisfaction of Cure Claim Amounts by the Debtors in connection with any assumption or assumption and assignment of executory contracts and unexpired leases pursuant to section 365(b)(1), thereby satisfying sections 365 and 1123(d) of the Bankruptcy Code.

k.

Identification of Plan (Bankruptcy Rule 3016(a)). The Plan is dated and identifies the entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the Bankruptcy Court satisfied Bankruptcy Rule 3016(b).

L.       Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. §1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2). Specifically, the Debtors are proper debtors under section 109 of the Bankruptcy Code, and the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the Ballots and all related documents and notices, and in soliciting and tabulating votes on the Plan.

M.       Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors engaged in extensive, arms’ length and good faith negotiations with their key constituencies which culminated in the Settlements. Ultimately, the terms of the Settlements were incorporated into the Plan and, therefore, the Bankruptcy Court finds and concludes that the Debtors have proposed the Plan (including the Plan Supplement and all other agreements, documents and instruments necessary to effectuate the Plan) in good faith and not by any means forbidden by law, and the Debtors have acted, and are presently acting, in good faith in conjunction with all aspects of the Plan, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. All transactions contemplated by the Plan were negotiated and consummated at arms’ length, without collusion, and in good faith. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the facts and records of these Chapter 11 Cases and the totality of the circumstances surrounding the formulation of the Settlement Stipulation and the Equity Committee Settlement Stipulation, the Plan, the solicitation of the Plan, the Disclosure Statement and the hearings thereon and the record of the Confirmation Hearing and other proceedings held in these Chapter 11 Cases. Consistent with the overriding purpose of the Bankruptcy Code, the Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of reorganizing the Debtors and maximizing the value of the Debtors’ assets.

N.       Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The Bankruptcy Court finds and concludes that all payments made or to be made by the Debtors for services or for costs and expenses in connection with these Chapter 11 Cases requiring approval, have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code. The Bankruptcy Court retains jurisdiction to hear and determine all applications for Accrued Professional Compensation Claims incurred on or before the Effective Date.

O.       Disclosure and Identity of Proposed Management (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The Plan provides that, from and after the Effective Date, the board of directors of the ultimate parent of the Reorganized Debtors shall consist of those individuals listed on the New Board List, which constitutes adequate disclosure of such information. Further, on the Effective Date, the officers of the Reorganized Debtors shall be substantially the same as existed prior to the Effective Date, other than (i) on the Effective Date, Mr. Al A. Gonsoulin shall retire from his positions as Chief Executive Officer and chairman of the board of PHI, Inc., and (ii) Mr. Lance Bospflug, who shall be the Reorganized Debtors’ Chief Executive Officer, subject to the ordinary rights and powers of the New Board to remove or replace such officers in accordance with the Reorganized Debtors’ organizational documents, any applicable employment agreements entered into following the Effective Date, and applicable law.

P.       No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases.

Q.       Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Bankruptcy Court finds and concludes that the Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis set forth in Exhibit E of the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (a) are reasonable, persuasive and credible; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of a Claim or Equity Interest in an Impaired Class either (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that it would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

R.       Acceptance or Rejection of Certain Classes (11 U.S.C. § 1129(a)(8)). The Bankruptcy Court finds and concludes, based on the Voting Report, that:

i.

Class 1 (Other Secured Claims), Class 3 (Blue Torch Claim), and Class 9 (Intercompany Interests) are Unimpaired under the Plan and pursuant to section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted the Plan;

ii.

Class 2 (Thirty Two Claim) is Impaired under the Plan and 100% in amount and 100% in number of Claims in that Class have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code;

iii.

Class 4 (Aircraft Lessor Claims) is Impaired under the Plan and 100% in amount and 100% in number of Claims in that Class have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code;

iv.

Class 5 (General Unsecured Claims) is Impaired under the Plan and 95.70% in amount and 91.35% in number of Claims in that Class have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code;

v.

Class 6 (Convenience Claims) is Impaired under the Plan and 84.27% in amount and 89.80% in number of Claims in that Class have voted to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code;

vi.

Class 7 (Intercompany Claims) is Impaired under the Plan and because the Holders of Class 7 will not receive any distributions under the Plan, nor retain any property thereunder, they are conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected the Plan and are not entitled to vote to accept or reject the Plan; and

vii.	Class 8 (Subordinated Claims) is Impaired under the Plan, and because no holders in Class 8 voted to accept or reject the Plan, Class 8 is deemed to accept the Plan pursuant to Article III.E;

viii.	Class 10 (Existing PHI Interests) is Impaired under the Plan and 75.14% in amount of Interests in that Class have voted to accept the Plan in accordance with section 1126(d) of the Bankruptcy Code.

All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the

Local Rules, and the Disclosure Statement Order. Accordingly, under the requirements of section 1126 of the Bankruptcy Code, the Bankruptcy Court finds that the Plan is confirmable.

S.       Treatment of Administrative and Priority Claims (11 U.S.C. § 1129(a)(9)). The Bankruptcy Court finds and concludes that the Plan’s treatment of Administrative Claims (including but not limited to Accrued Professional Compensation Claims and Priority Tax Claims) pursuant to Article II of the Plan, satisfies the requirements set forth in sections 1129(a)(9)(A), (C), and (D) of the Bankruptcy Code, as applicable. The treatment of Other Priority Claims pursuant to Article II.D of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. The Debtors have sufficient Cash to pay Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims.

T.       Acceptance by at Least One Impaired Class (11 U.S.C. § 1129(a)(10)). The Bankruptcy Court finds and concludes that Class 4 (Aircraft Lessor Claims), Class 5 (General Unsecured Claims), Class 6 (Convenience Claims), Class 8 (Subordinated Claims) and Class 10 (Existing PHI Interests) voted to accept the Plan by the requisite majorities, determined without including acceptances of the Plan by any insider. Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied.

U.       Feasibility (11 U.S.C. § 1129(a)(11)). Because the Plan is sufficiently funded from, among other things, the Minimum Cash Commitment, the New Secured Financing, and the Debtors’ Cash on hand, and because the Professional Fee Escrow Account will be funded with Cash equal to the Professional Fee Reserve Amount on the Effective Date, the evidence proffered or adduced at the Confirmation Hearing with respect to feasibility including the Confirmation Brief, (i) is reasonable, persuasive and credible, (ii) utilizes reasonable and appropriate methodologies and assumptions, (iii) has not been controverted by other evidence, and (iv) establishes that the Plan is feasible and that there is a reasonable prospect of the Debtors being able to meet their financial obligations under the Plan and that Confirmation of the Plan is not likely to be followed by the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

V.       Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in the Plan, each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court finds and concludes that fees payable under 28 U.S.C. § 1930 have been paid or will be paid by the Debtors pursuant to Article XII.D of the Plan, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

W.       No Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors do not have obligations to pay retiree benefits and, therefore, section 1129(a)(13) of the Bankruptcy Code is inapplicable.

X.       Non-Applicability of Certain Sections (11 U.S.C. §§ 1129(a)(14), (15), and (16)). The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations, and thus sections 1129(a)(14), 1129(a)(15) and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

Y.       No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 7 (Intercompany Claims) is deemed to have rejected the Plan. Accordingly, the Plan is being confirmed under section 1129(b) of the Bankruptcy Code. The Plan does not discriminate unfairly and is fair and equitable with respect to these two Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code.

Z.       Only One Plan (11 U.S.C. § 1129(c)). Other than the Plan (including previous versions thereof), no other plan has been filed for the Debtors in the Chapter 11 Cases, and the Plan thereby satisfies the requirements of section 1129(c) of the Bankruptcy Code.

AA.    Principal Purpose of Plan (11 U.S.C. § 1129(d)). The Bankruptcy Court finds and concludes that the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e).

AB.    Small Business Case (11 U.S.C. § 1129(e)). None of these Chapter 11 Cases is a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

AC.    Satisfaction of Confirmation Requirements. Based on the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with Confirmation of the Plan and all evidence and arguments made, proffered or adduced at the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

AD.    Substantive Consolidation. The Plan serves as, and is deemed to be, a motion for entry of an order substantively consolidating the Chapter 11 Cases for the limited purposes set forth in the Plan. Based upon the evidence adduced and admitted and arguments made in the Confirmation Brief and the statements made at the Confirmation Hearing and the record of these

Chapter 11 Cases, substantive consolidation of the Debtors’ Estates as provided for in the Plan under Article IV.A is appropriate.

AE.    Implementation of Other Necessary Documents and Agreements. All documents and agreements necessary or advisable to implement or carry out the Plan, including but not limited to the Settlements and the other documents contained in the Plan Supplement, are essential elements of the Plan and entry into and consummation of the transactions contemplated by each such document and agreement is in the best interests of the Debtors, their Estates and holders of Claims and Equity Interests, and shall, upon completion of documentation and execution and delivery, be valid, binding, and enforceable in accordance with their respective terms and conditions. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements have been negotiated in good faith, at arm’s length, are fair and reasonable and are reaffirmed and approved, subject to the consent rights under the Plan. The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of the Bankruptcy Court, to finalize, execute and deliver all agreements, documents, instruments and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.

AF.    Plan Supplement. The materials contained in the Plan Supplement comply with the terms of the Plan, subject to the consent rights under the Plan, and the filing and notice of such documents and the transactions contemplated therein was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and no other or further notice is or shall be required. The Debtors are authorized to modify any of the documents contained in the Plan Supplement in accordance with the Plan through and including the Effective Date, subject to any consent rights in the Settlements. All documents included in the Plan Supplement, except certain disclosures therein related to the Management Incentive Plan, which were included in the Plan Supplement for disclosure purposes only in accordance with section 1129(a)(5) of the Bankruptcy Code, are integral to, part of, and incorporated by reference into the Plan. To the extent that any modifications to the Plan Supplement are determined to be modifications to the Plan, in accordance with Bankruptcy Rule 3019, any such modifications do not (i) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (ii) require additional disclosure under section 1125 of the Bankruptcy Code, (iii) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (iv) materially and adversely change the treatment of any Claims or Equity Interests, (v) require re-solicitation of any holders of Claims or Equity Interests, or (vi) require that any such holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims or Equity Interests who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan to the extent modified by the Plan Supplement, and no holder of a Claim or Equity Interest that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence thereof.

AG.    Plan Provisions Valid and Binding. The Bankruptcy Court finds and concludes that, upon entry of this Confirmation Order, each term and provision of the Plan is valid, binding, and enforceable pursuant to its terms.

AH.    Plan Documents Valid and Binding. The Bankruptcy Court finds and concludes that any and all documents necessary to implement the Plan, including those contained in the

Plan Supplement (subject to any consent rights under the Plan), have been negotiated in good faith and at arms’ length, and shall be, upon completion of documentation and execution and delivery, valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

II.       Executory Contracts and Unexpired Leases. The Debtors have exercised their reasonable business judgment in determining whether to assume or reject executory contracts and unexpired leases pursuant to Article V of the Plan. Each assumption, assumption and assignment, and rejection of an executory contract or unexpired lease pursuant to Article V of the Plan shall be legal, valid and binding to the same extent as if such assumption, assumption and assignment, or rejection, as applicable, had been effectuated pursuant to an order of the Bankruptcy Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order. Moreover, the Debtors have cured, or provided adequate assurance that the Debtors or Reorganized Debtors will cure defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by the Reorganized Debtors pursuant to the Plan.

JJ.       Retention of Jurisdiction. After the Effective Date, the Bankruptcy Court shall retain jurisdiction over the matters arising in, under, and related to, the Chapter 11 Cases, as set forth in Article X of the Plan.

KK.    Additional Findings Regarding the Settlements. The Plan constitutes a motion for approval of the Settlements under Bankruptcy Rule 9019. The evidence adduced at the Confirmation Hearing and the record in these Chapter 11 Cases establishes that the complexity and global nature of the Debtors’ Chapter 11 Cases necessitated a consensual exit strategy. The Debtors, their directors and officers, and their Special Restructuring Committee, comprised of four independent directors, worked diligently and in good faith with their key stakeholders to formulate, negotiate, and support a process that was fair and equitable to all parties in interest. Due, in part, to the potential for complex and extensive litigation on multiple fronts, including with respect to (i) the treatment and allowance of the Thirty Two Claim and the Blue Torch Claim, and the validity, extent, and priority of liens securing each of them; (ii) the allocation of distributable value among the creditor classes; (iii) the Total Enterprise Value and the Plan Equity Value; and (iv) potential termination of the Debtors’ exclusive period to file a plan under section 1121 of the Bankruptcy Code; and (v) the scope of proposed releases and exculpation under the Plan, the Debtors and certain key constituencies participated in a mediation under the supervision of the Honorable David R. Jones, which ultimately led to the Settlements. The litigation of any one of the foregoing issues would have been costly and time consuming, while the outcome would be uncertain, thereby reducing the Debtors’ liquidity and value otherwise available for creditor recoveries. All parties to each of the Settlements have provided significant consideration thereunder, each as more fully set forth in the Settlements and the Plan, which include, without limitation: (a) agreements by Thirty Two regarding the treatment of the Thirty Two Claim; (b) waiver by Mr. Al A. Gonsoulin of any entitlement to Old Equity Settlement Warrants; (c) agreement by Mr. Al A. Gonsoulin regarding retiring as the Debtors’ Chief Executive Officer and Chairman of the Board as of the Effective Date; (d) agreement by all parties regarding the raising of debt and equity financing in the form of the Minimum Cash Commitment Exchange and the New Secured Financing; (e) agreement regarding the corporate governance and board composition of the Reorganized Debtors; (f) agreements regarding employment agreement and Management Incentive Plan provisions for the Reorganized Debtors’ management team; (f) broad release and exculpation provisions; (g) concessions by and among the Debtors, Thirty Two, Blue Torch and the Creditors’ Committee regarding use of cash collateral; (h) modifications to the scope of Houlihan Lokey’s retention and reduction of fees payable to Houlihan Lokey in connection with services rendered to the Debtors; and (i) settlement by the Equity Committee resulting in the issuance of Old Equity Settlement Warrants and agreement by Mr. Gonsoulin to waive any entitlement thereto, all of which has benefited the Debtors and led to the Confirmation. Each component of the Settlements is an integral, integrated, and inextricably linked part of the Plan that is not severable from the entirety of the global settlement underlying the Plan. The Plan incorporates the terms of the Settlements, including the releases provided pursuant to Article IX.B of the Plan, which (a) represent a sound exercise of the Debtors’ business judgment; (b) were negotiated in good faith and at arms’ length; (c) constitute an essential part of the Plan; (d) were granted in exchange for good and valuable consideration; (e) constitute a good faith settlement and compromise of the Claims released thereby; (f) are in the best interest of the Debtors, their Estates and all Holders of Claims and Equity Interests; (g) are fair, equitable, and reasonable under the circumstances of these Chapter 11 Cases; and (h) were given after due notice and opportunity for hearing. The Settlements, and the treatment of certain Claims and Equity Interests thereunder, are the culmination of extensive negotiations among the Debtors’ key stakeholders. The Debtors have met their burden of proving that the Settlements, and the treatment of Claims and Equity Interests as provided therein, are fair, equitable, reasonable, and in the best interests of the Debtors, the Debtors’ Estates and stakeholders in satisfaction of Bankruptcy Rule 9019.

LL.    Minimum Cash Commitment Agreement. The Minimum Cash Commitment Agreement was executed and delivered on July 11, 2019, and provides for the Commitment Parties to commit to purchase up to $75 million of New Common Stock at a 25% discount to the

Plan Equity Value. In exchange for this commitment, the Initial Commitment Parties shall also receive a Minimum Cash Commitment Premium equal to 20% of their commitment, payable in New Common Stock. This opportunity was available to all holders of General Unsecured Claims, all of whom have received adequate notice that they may elect to join the Minimum Cash Commitment Agreement as Initial Commitment Parties before June 17, 2019 or, as subsequent Commitment Parties before July 19, 2019 and purchase their ratable portions of New Common Stock at a 25% discount to the Plan Equity Value, with the commitments of the Initial Commitment Parties ratably reduced.

AM.    Reasonableness of Minimum Cash Commitment Agreement. The Minimum Cash Commitment Agreement was negotiated in good faith and at arms’ length among the parties thereto, and the terms and provisions of the Equity Commitment Agreement are reasonable and appropriate under the circumstances.

AN.    Additional Findings Regarding the Injunction. The injunction provisions set forth in Article IX.G of the Plan are essential to the Plan and are necessary to preserve and enforce the releases and exculpations provided for in the Plan and herein and are appropriately tailored to achieve those purposes.

AO.    Objections. All parties have had a full and fair opportunity to litigate all issues raised, or which might have been raised, in connection with the Confirmation of the Plan and any and all objections to Confirmation have been fully and fairly litigated.

AP.    Best Interests. The Bankruptcy Court finds that Confirmation of the Plan is in the best interests of the Debtors, their Estates, Holders of Claims and Equity Interests, and all other parties in interest.

ORDER

Based on the foregoing Findings of Fact and Conclusions of Law, it is hereby

ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1.        Confirmation of the Plan. All requirements for Confirmation of the Plan have been satisfied. The Plan, a copy of which is attached hereto as Exhibit A, is approved and confirmed in its entirety under section 1129 of the Bankruptcy Code. Each of the terms and conditions of the Plan and the exhibits and schedules thereto, as modified herein, including, without limitation, the documents contained in the Plan Supplement, is an integral part of the Plan and they are hereby approved. The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

2.        Notice of the Confirmation Hearing. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

3.        Solicitation. The solicitation of votes on the Plan was done in good faith, based upon adequate information, complied with the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable non-bankruptcy law.

4.        Ballots. The forms of Ballots are in compliance with Bankruptcy Rule 3018(c), the Disclosure Statement Order, the Bankruptcy Code and the Local Rules.

5.        Objections. All Objections to Confirmation of the Plan that have not been withdrawn, waived, or settled and all reservations of rights included therein, have been adjudicated as set forth on the record at the Confirmation Hearing, and all withdrawn objections are deemed withdrawn with prejudice.

6.        Provisions of Plan Nonseverable and Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are (i) non-severable and mutually dependent; (ii) valid and enforceable pursuant to their terms; and (iii) integral to the Plan and this Confirmation Order, respectively, and may not be deleted or modified except in accordance with Article XI.A of the Plan.

7.        Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors’ creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Plan for distribution purposes, (c) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Equity Interests under the Plan for distribution or any other purpose (other than for evidencing the vote of such party on the Plan), and (d) shall not be binding on the Debtors, the Reorganized Debtors or holders of Claims or Equity Interests for purposes other than voting on the Plan.

8.        Settlement of Claims and Controversies. Pursuant to section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a holder of a Claim or Equity Interest may have with respect to such Claim or Equity Interest or any

Distribution on account thereof, including without limitation, (i) the treatment, validity, extent, priority of liens and allowance of the Thirty Two Claim and the Blue Torch Claim; (ii) the allocation of distributable value among the creditor classes; (iii) the Total Enterprise Value and Plan Equity Value; (iv) potential termination of the Debtors’ exclusive period to file a plan under section 1121 of the Bankruptcy Code; and (v) the scope of all applicable release, exculpation and injunction provision.

9.        Effect of the Plan. The entry of this Order constitutes approval of the global settlement embodied by the Plan, including the Settlements, pursuant to Bankruptcy Rule 9019 and section 105(a) of the Bankruptcy Code. In the event that, for any reason, the Effective Date does not occur, the various parties to each of the Settlements reserve all of their respective rights with respect to any and all disputes resolved and settled thereunder and under the Plan. The entry of this Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of each of the compromises and settlements embodied in the Plan, including the treatment of creditors and interest holders under the Plan, the scope of the release, exculpation and injunction provisions, and the Bankruptcy Court’s finding that all such compromises or settlements are: (i) in the best interest of the Debtors, the Estates, the Reorganized Debtors, and their respective property and stakeholders; and (ii) fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, the global settlement and the Plan’s release, injunction, exculpation and compromise provisions, are mutually dependent.

10.      Binding Effect. Pursuant to section 1141 and the other applicable provisions of the Bankruptcy Code, effective as of the Effective Date and without limiting or altering Article IX.H of the Plan, the provisions of the Plan (including the exhibits and schedules to, and all documents and agreements executed pursuant to or in connection with, the Plan) and this

Confirmation Order shall be binding on (a) the Debtors and the Reorganized Debtors, (b) any and all Holders of Claims and Equity Interests, (c) all Persons and Entities that are parties to or are subject to the settlements, compromises, releases and injunctions described in the Plan and this Confirmation Order, (d) each Person or Entity receiving, retaining or otherwise acquiring property under the Plan, (e) any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors and (f) the respective successors and assigns of each of the foregoing, to the maximum extent permitted by applicable law, and notwithstanding whether or not such Person or Entity (i) will receive or retain any property, or interest in property, under the Plan, (ii) has filed a Proof of Claim or Equity Interest in the Chapter 11 Cases, (iii) is Impaired or Unimpaired under the Plan, and (iv) has accepted or rejected the Plan, failed to vote to accept or reject the Plan, or affirmatively voted to reject the Plan.

11.      Substantive Consolidation. Except as expressly provided in the Plan, each Debtor shall continue to maintain its separate corporate existence for all purposes other than the treatment of Claims and Equity Interests under the Plan and distributions thereunder. On the Effective Date (i) all Intercompany Claims shall be eliminated and there shall be no distributions on account of such Intercompany Claims, (ii) any obligation of a Debtor and any guarantee thereof by any other Debtor shall be deemed to be one obligation, and any such guarantee shall be eliminated, (iii) each Claim Filed or to be Filed against more than one Debtor shall be deemed Filed only against one consolidated Estate and shall be deemed a single Claim against and a single obligation of the Debtors, and (iv) any joint or several liability of more than one of the Debtors shall be deemed one obligation of the Debtors, with each of the foregoing effective retroactively to the Petition Date. On the Effective Date, and in accordance with the terms of the Plan, all Claims based upon guarantees of collection, payment or performance made by one

Debtor as to the obligations of another Debtor shall be released and of no further force and effect. Such substantive consolidation shall not (other than for purposes relating to the Plan) affect the legal and corporate structures of the Reorganized Debtors.

12.      Corporate Existence. Except as otherwise provided in the Plan or the Plan Supplement (including, without limitation, the Restructuring Transactions contemplated thereunder), each Debtor shall continue to exist as of the Effective Date as a separate legal Entity, in corporate, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable laws of the jurisdiction in which each Debtor is incorporated or formed and under their respective certificates of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates of incorporation and bylaws (or other formation documents) are amended under the Plan, and to the extent such documents are so amended, they require no further action or approval. The Debtors are further authorized to implement the Restructuring Transactions contemplated under the Plan Supplement, in the manner set forth in either Alternative 1 or Alternative 2 of the Restructuring Transactions Step Plan filed with the Plan Supplement, or any alternatives or variations thereof to achieve a tax efficient structure for the Reorganized Debtors (consistent with the Settlement Stipulation), on or prior to the Effective Date, to implement the Plan. The Restructuring Transactions, and any alternative transaction, as applicable, consummated under the Plan are hereby approved and may be implemented by the Debtors or Reorganized Debtors (as applicable) in their discretion without obtaining any shareholder votes or providing appraisal rights, dissenters’ rights, or similar rights to their shareholders, notwithstanding any state or federal law that could potentially be construed to require such rights to be afforded.

13.      Release of Liens and Claims. To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made under the Plan, all Liens on and Claims against the assets or property of the Debtors or the Estates shall be fully released, canceled, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity. The filing of this Confirmation Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required in order to effect, the termination of such Liens or Claims and other interests to the extent provided in the immediately preceding sentence.

14.      New Board and Officers of the Reorganized Debtors. As of the Effective Date, the initial directors of the Reorganized Debtors shall consist of those individuals identified in Section K(g) hereof, and such directors shall be deemed elected and authorized to serve as directors of each of the Reorganized Debtors pursuant to the applicable organizational documents of such Reorganized Debtor. Such appointment and designation is hereby approved and ratified as being in the best interests of the Debtors and creditors and consistent with public policy, and such directors hereby are deemed elected and appointed to serve in their respective capacities as of the Effective Date without further action of the Bankruptcy Court, the Reorganized Debtors, or their equity holders. On the Effective Date, the officers of the Reorganized Debtors shall be substantially the same as existed prior to the Effective Date, other than (i) on the Effective Date, Mr. Al A. Gonsoulin shall retire from his positions as Chief

Executive Officer and chairman of the board of PHI, Inc., and (ii) Mr. Lance Bospflug, who shall be the Reorganized Debtors’ Chief Executive Officer, subject to the ordinary rights and powers of the New Board to remove or replace such officers in accordance with the Reorganized Debtors’ organizational documents, any applicable employment agreements entered into following the Effective Date, and applicable law.

15.      Key Employee Incentive Plan. The Debtors’ obligations under the modified KEIP, approved by the Bankruptcy Court in the Order (I) Authorizing the Debtors to Implement Key Employee Incentive Plan and (II) Granting Related Relief [Docket No. 620] (the “Modified KEIP”) shall be assumed by the Reorganized Debtors as of the Effective Date, subject to any modifications set forth in the Plan, and any payments becoming due thereunder on or following the Effective Date shall be paid by the Reorganized Debtors as and when they become due, subject in all cases to the terms of the Modified KEIP (and any conditions or agreements set forth therein). The Bankruptcy Court shall retain jurisdiction in the event there is a dispute regarding the terms of the Modified KEIP, including the entitlement of any party to any payment thereunder.

16.      Management Incentive Plan and Severance Provisions. Any severance paid by the Reorganized Debtors following the Effective Date may be payable pursuant to agreements reflected in the Settlement Stipulation and incorporated in the Plan. With respect to the anticipated Management Incentive Plan, the parties have disclosed in the Plan Supplement (i) the aggregate reserve of 10% of the New Common Stock (which, for the avoidance of doubt, shall not take into account any dilution from the potential conversion of any derivative or convertible securities exercised after the Effective Date) (the “MIP Pool”) for issuance under the Management Incentive Plan, and (ii) the initial percentage of 50% of the MIP Pool (i.e., 5% of the 10% reserve) allocable to the MIP Participants by the New Board within sixty (60) days following the Effective Date. The form, terms, allocation, and vesting applicable to the Management Incentive Plan shall be determined by the New Board and implemented in its discretion without the necessity of any further approval or authorization by the Bankruptcy Court. Notwithstanding anything to the contrary in this Order or the Plan, nothing in this Order shall constitute allowance or approval of any payment or award under the Management Incentive Plan, with such approval being vested solely in the discretion of the New Board (or compensation committee thereof).

17.      New Secured Financing. On the Effective Date, the Reorganized Debtors (including those newly-created entities formed pursuant to the Restructuring Transactions) shall be authorized to execute and deliver, as applicable, the New Secured Financing Documents. All such documents (including the exhibits and schedules thereto) are incorporated in the Plan and this Order by reference, and shall become effective in accordance with their terms.    The financial accommodations extended under the New Secured Financing Documents are being extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. On the Effective Date, the Reorganized Debtors (including those newly-created entities formed pursuant to the Restructuring Transactions) are authorized and directed to use the proceeds of the New Secured Financing, in part, to indefeasibly satisfy the Blue Torch Claim in full in Cash.

18.      Security Interests Under New Secured Financing. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Secured Financing

Documents (a) shall be deemed to be validly granted, (b) shall be legal, binding, and enforceable Liens on and security interests in the collateral specified therein in accordance with the terms of the New Secured Financing Documents, (c) shall be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, any newly-created entities formed pursuant to the Restructuring Transactions, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the New Secured Financing Documents, and (d) shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law and shall not be subject to avoidance, recharacterization, or subordination (contractual, equitable, or otherwise) for any purposes whatsoever.

19.      Filings Related to New Secured Financing. The Debtors, the Reorganized Debtors (including those newly-created entities formed pursuant to the Restructuring Transactions), as applicable, and the Entities granted the Liens and security interests under the New Secured Financing Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Order (it being understood that perfection shall occur automatically by virtue of the entry of this Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

20.      Filing and Recording. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all persons or entities, including, without limitation, all filing agents,

filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument.

21.      Minimum Cash Commitment Exchange. The Minimum Cash Commitment Agreement, in the form filed with as part of the Plan Supplement, is approved in its entirety, and the Debtors or Reorganized Debtors, as applicable, are authorized to execute, deliver, and implement the Minimum Cash Commitment Agreement and all exhibits and attachments thereto, and to take any and all actions necessary and proper to implement the terms of the Minimum Cash Commitment Agreement and to perform the obligations thereunder on the conditions set forth therein. The terms of the Minimum Cash Commitment Agreement, including the payment of the Commitment Premium and other fees and obligations thereunder, are approved as reasonable and shall not be subject to any avoidance, reduction, setoff, recoupment, offset, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, or any other challenges under any applicable law or regulation by any person or entity.

22.      Issuance of New Common Stock and New Warrants. On the Effective Date, Reorganized PHI (or such other ultimate parent of the Reorganized Debtors as contemplated by the Restructuring Transactions filed with the Plan Supplement determined in a manner consistent with this Confirmation Order (“Reorganized PHI Parent”)) shall be authorized to issue the New Common Stock and the New Warrants, and distribute such New Common Stock and New Warrants to holders of Allowed Claims (with each such holder to be permitted to designate another entity to receive the holder’s distribution under the Plan on and following the Effective Date, provided that any such designee shall be required to timely submit a Citizenship Declaration to be eligible to be deemed a U.S. Citizen under the Plan), in accordance with the terms of the Plan without the need for any further corporate action. All of the New Common Stock and the New Warrants issuable under the Plan, when so issued, shall be duly authorized, validly issued, and, in the case of the New Common Stock, fully paid and non-assessable, without the need for any other corporate action. In no event shall Non-U.S. Citizens be entitled to (i) cast in the aggregate more than twenty-four and nine-tenths percent (24.9%) of the total voting power attributable to the outstanding shares of New Common Stock at any time, and (ii) to the extent not prohibited by the U.S. Department of Transportation, own in the aggregate more than forty-nine percent (49%) of the total New Equity Securities (as defined below). Shares owned by Non-U.S. Citizens who are not citizens of a country that is party to an “open skies” agreement (which countries are listed at https://www.transportation.gov/policy/aviation-policy/open-skies-agreements-being-applied) shall be subject to the 24.9% cap. The New Warrants shall be freely exchangeable for shares of New Common Stock at any time a Holder can reasonably certify to the issuer’s satisfaction that such Holder is a U.S. Citizen and remit payment of the exercise price.

23.      Issuance of Old Equity Settlement Warrants. On the Effective Date, Reorganized PHI Parent shall be authorized to issue the Old Equity Settlement Warrants in accordance with the terms of the Plan without the need for any further corporate action. The per share strike price of the Old Equity Settlement Warrants shall be equal to (x) the sum of (a) the Thirty Two Claim, (b) the Blue Torch Claim and (c) the Unsecured Notes Claims, divided by (y) the sum of (a) the number of shares of New Common Stock to be issued under the Plan, and (b) the number of shares of New Common Stock issuable under the New Warrants to be issued on, or as reasonably practicable after, the Effective Date (excluding any New Common Stock reserved for issuance in connection with the Management Incentive Plan or the Old Equity Settlement Warrants). The aggregate number of shares of New Common Stock to be issuable upon exercise of the Old Equity Settlement Warrants shall be equal to five percent of the outstanding shares of New Common Stock on a fully-diluted basis (including any shares reserved for issuance upon exercise of the Old Equity Settlement Warrants but excluding any shares of New Common Stock reserved for issuance in connection with the Management Incentive Plan. Notwithstanding anything to the contrary contained in the Plan or the Disclosure Statement, Mr. Al A. Gonsoulin and his Affiliates, shall have waived its or their rights to receive any Old Equity Settlement Warrants on account of any Existing PHI Interests held or owned by Mr. Al A. Gonsoulin or any of his Affiliates.

24.      [Intentionally Omitted].

25.      Exemption from Securities Laws. The offering, issuance, and distribution under the Plan of the New Common Stock, the New Warrants, and the Old Equity Settlement Warrants (collectively, the “New Equity Securities”) and the New Common Stock issued in connection with the Minimum Cash Commitment Premium shall be, pursuant to section 1145(a)(1) of the Bankruptcy Code, exempt from, among other things, the registration requirements of section 5 of the Securities Act. The New Common Stock issued pursuant to the Minimum Cash Commitment Exchange (other than the New Common Stock issued in connection with the Minimum Cash Commitment Premium), shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act under section 4(a)(2) of the Securities Act and Regulation D thereunder. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New Equity Securities and other securities described in this paragraph shall be freely tradable by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2 (a)(11) of the Securities Act, and compliance with any applicable individual state securities laws or foreign securities laws, if any, and any rules and regulations of the Securities Exchange Commission, if any, applicable at the time of any future transfer of such New Equity Securities; (2) the restrictions imposed with respect to “affiliate shares” under the Securities Act by those persons who are Affiliates of the Reorganized Debtors; (3) restrictions on the transferability of the above-referenced shares issued in reliance upon the registration exemption afforded under section 4(a)(2) of the Securities Act; (4) the restrictions, if any, on the transferability of such New Equity Securities provided by law, including restrictions imposed by laws applicable to air carriers, and provided in the New Equity Documents; and (5) any other applicable regulatory approvals and requirements.

26.      Corporate Action.

a.

Pursuant to section 1142(b) of the Bankruptcy Code and any applicable state law, each of the Debtors, the Reorganized Debtors and/or any other applicable Entity may take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, equity owners, creditors, members, managers, officers or directors of the Debtors, the Reorganized Debtors or other applicable Entity or by any other Person.

b.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the security holders, equity owners, creditors, directors, officers, managers or members of the Debtors (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the security holders, equity owners, creditors, directors, officers, managers or members of the Debtors, the Reorganized Debtors or other applicable Entity, or the need for any approvals, authorizations, actions or consents of any Person; provided, however, that any and all consent rights set forth in the Plan shall remain in effect, to the extent applicable.

c.

As of the Effective Date, all matters provided for in the Plan involving the legal or corporate structure of the Debtors, the Reorganized Debtors or other applicable Entity, and any legal or corporate action required by the Debtors, the Reorganized Debtors or other applicable Person or Entity in connection with the Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, equity owners, creditors, directors, officers, managers or members of the Debtors, the Reorganized Debtors or other applicable Entity or by any other Person. Each federal, state, and local (domestic or foreign) governmental agency or department is hereby authorized and directed to accept any and all documents and instruments necessary and appropriate to consummate the Plan and the transactions contemplated thereby.

27.      Executory Contracts and Unexpired Leases.

a.

The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of the Executory Contracts and Unexpired Leases as set forth in the Plan or the Plan Supplement, and such determination is hereby approved. Subject to the consent of the Creditors’ Committee (which such consent shall not be unreasonably withheld), on the Effective Date, all Executory Contracts and Unexpired Leases shall be assumed by the Reorganized Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code (the “Assumed Contracts”), except for those Executory Contracts and Unexpired Leases that:

i.	have already been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, including but not limited to the Modified Aircraft Leases;

ii.	are the subject of a separate assumption motion or motion to reject Filed by the Debtors pending on the Effective Date;

iii.	are the subject of a pending objection regarding assumption, cure, or “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code); or

iv.	are rejected or terminated by the Debtors with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld) pursuant to the terms of the Plan.

b.

To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

28.      Approval of Assumption of Assumed Contracts. The Debtors’ assumption of the Executory Contracts and Unexpired Leases under the Plan is hereby approved pursuant to sections 365(a) and 1123 of the Bankruptcy Code. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease, or (iii) the Confirmation or Consummation of this Plan, such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied. The Debtors’ rights under each Executory Contract and Unexpired Lease assumed (or assumed and assigned) pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee (as applicable) in accordance with its terms and conditions, except as modified by the provisions of the Plan or applicable law.

29.      Cure Disputes. Any non-Debtor counterparty to an Executory Contract or Unexpired Lease that fails to object to the proposed Cure Claim Amount on or before the earlier of (i) the deadline set forth in the applicable cure notice that first identifies such Executory Contract or Unexpired Lease or (ii) twenty-one (21) days following service of any other notice seeking to assume such Executory Contract or Unexpired Lease) shall be deemed to have consented to the proposed Cure Claim Amount and shall be deemed to have forever released and waived any objection to such Cure Claim Amount. In the event of a dispute regarding (a) any Cure Claim Amount, (b) the ability of any Reorganized Debtor or assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned or (c) any other matter pertaining to assumption or assignment, the applicable Cure Claim Amount required by section 365(b)(1) of the Bankruptcy Code shall be paid following the entry of a Final Order resolving the dispute and approving such assumption, or assumption and assignment. If such objection is sustained by Final Order of the Bankruptcy Court, the Debtors may reject such Executory Contract or Unexpired Lease in lieu of assuming it. The Debtors (with the consent of the Creditors’ Committee, such consent not to be unreasonably withheld) or the Reorganized Debtors, as applicable, shall be authorized to effect such rejection by filing a written notice of rejection with the Bankruptcy Court and serving such notice on the applicable counterparty within thirty (30) days of the entry of such Final Order.

30.      Full Release and Satisfaction of Claims. Subject to the payment of the applicable Cure Claim Amount, if any, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan shall result in the full irrevocable and perpetual release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, under such assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code. Subject to the payment of the applicable Cure Claim Amount, any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

31.      Approval of Rejection of Rejected Contracts. All Executory Contracts and Unexpired Leases listed in the Plan Supplement to be rejected under the Plan shall be deemed rejected as of the Effective Date. The Debtors reserve the right, subject to the consent of the Creditors’ Committee (which such consent shall not be unreasonably withheld), at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any Executory Contract or Unexpired Lease under the Plan or to file a motion requesting authorization for the rejection of any such contract or lease. Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under any such Executory Contracts or Unexpired Leases. All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan, if any, must be filed with the Bankruptcy Court within thirty (30) days after service and shall constitute General Unsecured Claims. Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors, the Estates, or their respective properties, and the Debtors, the Reorganized Debtors, and their Estates shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.G of the Plan.

32.      Exemption From Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code. Under section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property, under or in connection with the Plan or the Restructuring Documents (to the extent consummated substantially in connection with the Plan), shall not be subject to any Stamp or Similar Tax or governmental assessment, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under the Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Equity Securities, and

(iii) the maintenance or creation of any security interests or Liens as contemplated by the Plan or the Restructuring Documents.

33.      General Administrative Claims. Except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor before the Effective Date or the applicable Reorganized Debtor after the Effective Date agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (a) if such Allowed General Administrative Claim is based on liabilities that the Debtors incurred in the ordinary course of business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim and without any further action by any Holder of such Allowed General Administrative Claim; (b) if such Allowed General Administrative Claim is due, on the Effective Date, or, if such Allowed General Administrative Claim is not due as of the Effective Date, on the date that such Allowed General Administrative Claim becomes due or as soon as reasonably practicable thereafter; (c) if a General Administrative Claim is not Allowed as of the Effective Date, on the date that is no later than sixty (60) days after the date on which an order allowing such General Administrative Claim becomes a Final Order of the Bankruptcy Court or as soon as reasonably practicable thereafter; or (d) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

34.      Procedures for Filing Administrative Claim Requests. Each person or entity that holds or wishes to assert a Claim that such person believes is allowable as an administrative claim under section 503(b) of the Bankruptcy Code, except for certain administrative claims identified in the Plan, and that may have arisen, accrued, or otherwise become due and payable between the Petition Date and the Effective Date must file an application (an “Administrative

Claims Request”) requesting allowance of such Administrative Claim on or before forty-five (45) days after the Effective Date (the “Administrative Claims Bar Date”). An Administrative Claims Request shall be considered timely-filed only when actually received by the Debtors’ claim agent, Prime Clerk LLC, by U.S. Mail or other hand delivery system at the following address:

PHI, Inc. Claims Processing Center

c/o Prime Clerk LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

Holders of Administrative Claims that are required to File and serve an Administrative Claims Request that do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors and their respective Estates and properties, and such Administrative Claims shall be deemed discharged as of the Effective Date. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.G of the Plan.

35.      Accrued Professional Compensation Claims. All final requests for Accrued Professional Compensation Claims shall be Filed no later than forty-five (45) days after the Effective Date. The amount of Accrued Professional Compensation Claims owed to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account after such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A.1 of the Plan. After all Allowed Accrued

Professional Compensation Claims have been paid in full, any excess amounts remaining in the Professional Fee Escrow Account shall be returned to the Reorganized Debtors.

36.      Service of Final Fee Applications. All final requests for Accrued Professional Compensation Claims shall be served upon the following parties (collectively, the “Notice Parties”):

a.

counsel for the Debtors, DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020 (Attn.: Thomas R. Califano, Esq.), 444 West Lake Street, Suite 900, Chicago, IL 60606 (Attn.: Daniel Simon, Esq., David Avraham, Esq. and Tara Nair, Esq.), 1900 North Pearl Street, Suite 2200, Dallas, TX 75201 (Attn.: Daniel Prieto, Esq.);

b.	the Office of the United States Trustee for the Northern District of Texas, Earle Cabell Federal Building, 1100 Commerce Street, Room 976, Dallas, TX 75242 (Attn.: Meredyth A. Kippes, Esq.);

c.

counsel to the Official Committee of Unsecured Creditors, Milbank LLP, 55 Hudson Yards, New York, NY 10001 (Attn.: Dennis Dunne, Esq., Samuel Khalil, Esq., and Nelly Almeida, Esq.), Haynes Boone LLP, 2323 Victory Avenue, Suite 700, Dallas, TX 75219 (Attn.: Ian T. Peck, Esq. and Stephen M. Pezanosky, Esq.); and

d.

counsel to the Official Committee of Equity Security Holders of PHI, Inc., et al., Gray Reed & McGraw LLP, 1601 Elm Street, Suite 4600 Dallas, Texas 75201 (Attn.: Jason S. Brookner, Esq., Lydia R. Webb, Esq. and Amber M. Carson, Esq.), Levene Neale Bender Yoo & Brill L.L.P., 10250 Constellation Boulevard, Suite 1700, Los Angeles, California 90067 (Attn.: David B. Golubchik, Esq. and Eve H. Karasik, Esq.).

37.      Objections to and Hearing to Approve Final Fee Applications. Objections to any Accrued Professional Compensation Claims must be Filed and served on the Debtors or Reorganized Debtors, as applicable, and the requesting party by no later than 4:00 p.m. (Central Standard Time) on the date that is twenty (21) days after the Filing of the applicable final request for payment of the Accrued Professional Compensation Claims (the “Professional Fees Objection Deadline”). Each Holder of an Allowed Accrued Professional Compensation Claim shall be paid in full in Cash from the Professional Fee Escrow Account, within five (5) Business

Days after entry of the order approving such Allowed Accrued Professional Compensation Claim. Only those objections made in writing and timely filed and received by the Professional Fees Objection Deadline will be considered by the Bankruptcy Court. If no objection to a final request for Accrued Professional Compensation Claims is timely filed and served in accordance with the procedures set forth herein, then the Bankruptcy Court may enter a Final Order approving such uncontested final requests for Accrued Professional Compensation Claims without further notice and the Debtors or the Reorganized Debtors, as applicable, may pay the amounts described in such uncontested final request for Accrued Professional Compensation Claim (or if any Final Fee Application is the subject of an objection, the Debtors or the Reorganized Debtors, as applicable, shall pay the undisputed amounts described in such final request for Accrued Professional Compensation Claim). The hearing to consider approval of the final requests for Accrued Professional Compensation Claims, if necessary, will be held as soon as reasonably practicable after the expiration of the Professional Fees Objection Deadline and the date of such hearing will be promptly provided to the applicable Professionals and Notice Parties and posted on the Debtors’ or Reorganized Debtors’, as applicable, restructuring web site.

38.      Discharge of Claims and Equity Interests.

a.

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, effective as of the Effective Date, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, distributed or retained under the Plan on account of such Claims, Equity Interests or Causes of Action.

b.	Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

39.      Releases. The release provisions contained in the Plan, including, but not limited to, those provided in Article IX of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein. The release provisions are integral components of the Plan and the compromises and settlements contained therein. The Debtors’ management and directors, with the assistance of the Debtors’ Special Restructuring Committee as formed by the Debtors’ board of directors prior to the Petition Date, the attorneys, advisors and other professionals of the Debtors, the Creditors’ Committee and the Equity Committee have played an integral role in, and have provided a tangible benefit to, the Debtors’ restructuring efforts. These parties have worked diligently in connection with the Debtors’ restructuring for the benefit of all stakeholders. The Debtors’ management and directors, with the assistance of the Debtors’ Special Restructuring Committee, the Debtors’ attorneys, advisors and other professionals and other key stakeholders including the Creditors’ Committee, (a) assisted in the negotiation and formulation of the Disclosure Statement and Plan and the negotiation and consummation of the New Secured Financing and the Minimum Cash Commitment Exchange; and (b) responded to myriad issues that arose during the restructuring process and the Chapter 11 Cases. The Debtors, the Creditors’ Committee, the Equity Committee, Thirty Two, Mr. Al A. Gonsoulin and other parties provided good and valuable consideration to the Debtors through the Settlements and otherwise. Each of the parties receiving a release under the Plan has participated in the Chapter 11 Cases and the Debtors’ restructurings in good faith, and has acted in compliance with all provisions of the Bankruptcy Code, including the negotiation, preparation, and pursuit of confirmation of the Plan, and the negotiation and formulation of the New Secured Financing and the Minimum Cash Commitment Exchange. Accordingly, the release provisions in Article IX.B.1 of the Plan is appropriate, as they represent a valid exercise of the Debtors’ business judgment.

40.      Third Party Releases. The third party releases contained in Article IX.B.2, as modified by Paragraph 67 of this Order, are appropriate, as the releases contained therein are consensual, and are hereby approved. The third party releases are (a) given in exchange for the good and valuable consideration provided by the Released Parties; (b) a good-faith settlement and compromise of the various claims, Causes of Action and contested issues raised by the Chapter 11 Cases; (c) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and are important to the overall objectives of the Plan to finally resolve disputed issues among certain parties in interest in these Chapter 11 Cases; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. The Third Party Releases are an integral part of the Plan, as they facilitated participation in both the Plan and the chapter 11 process generally, and were a core negotiation point in developing the Plan that maximized value for all of the Debtors’ stakeholders. As such, the Third Party Releases appropriately offer protections to parties who constructively participated in the Debtors’ restructuring process by supporting the Plan through providing financing and other accommodations. The releases are consensual because they were conspicuously disclosed in boldface type in the Plan, the Disclosure Statement, and on the Ballots, which provided parties in interest with sufficient notice of the releases, and holders of

Claims or Equity Interests entitled to vote on the Plan were given the option to opt-out of the Releases.

41.      Exculpation. The exculpation provisions set forth in Article IX.E of the Plan, as modified by Paragraph 67 of this Order, were proposed in good faith, given for good and valuable consideration, and are essential to the Plan. The record in these Chapter 11 Cases fully supports the exculpation provisions, and the exculpation provisions set forth in Article IX.E of the Plan are appropriately tailored to protect the Exculpated Parties from inappropriate litigation and to exclude actions determined by Final Order to have constituted actual fraud or gross negligence, or willful misconduct. The exculpation provisions set forth in Article IX.E of the Plan, as modified by Paragraph 67 herein, are hereby approved to the broadest extent provided under the applicable provisions of the Bankruptcy Code and binding precedent in the Fifth Circuit; provided, however, that to the extent the exculpation provisions of the Plan, as modified by Paragraph 67 herein, are not authorized under the applicable provisions of the Bankruptcy Code and binding precedent in the Fifth Circuit, this Order does not approve the exculpation provisions (other than the jurisdictional provisions contained in this paragraph), solely to the extent that such provisions exceed the foregoing limitations. The Bankruptcy Court shall retain exclusive jurisdiction over any suit brought on any claim or Cause of Action against an Exculpated Party in connection with any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the Disclosure Statement, Settlement Stipulation, the Equity Committee Settlement Stipulation, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or this Order, or any other postpetition act taken or omitted to be taken in connection with the restructuring of the Debtors, the approval of the Settlement Stipulation, the Equity Committee Settlement Stipulation, the Disclosure Statement or Confirmation or Consummation of this Plan, and any Entity (including, without limitation, any Governmental Unit) bringing such suit shall do so in the Bankruptcy Court or such other court as the Bankruptcy Court may direct. The protections provided to the Exculpated Parties in this Order shall be in addition to, and shall not limit, all other releases, indemnities, injunctions, exculpations and any other applicable law or rules protecting the Exculpated Parties from liabilities; provided, however, that other than the jurisdiction provisions contained in this Paragraph which shall be binding on Governmental Units, the exculpation provisions approved in the Plan shall not affect the police or regulatory activities of Governmental Units.

42.      Injunctions. The injunctions contained in the Plan, including, but not limited to, those provided in Article IX.G of the Plan, are hereby authorized, approved and binding on all Persons and Entities described therein. Absent reversal, vacatur or stay of this Order, to the fullest extent permitted under applicable law, no Person or Entity may take any action against any Person or Entity released or discharged (or the property or estate of any such Person or Entity so released and discharged) under the Plan, or otherwise take any action inconsistent with the Plan and the findings of fact and conclusions of law contained in this Order, and this Court shall enter maintain exclusive jurisdiction to enter and implement orders to enforce the injunction provisions contained in the Plan as may be necessary or appropriate to restrain interference by any Entity in connection with actions inconsistent with the Plan and the findings of fact and conclusions of law contained in this Order.

43.      Payment of Statutory Fees; Post-Effective Date Fees and Expenses. All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in the Plan, each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The Reorganized Debtors shall pay the fees and charges that they incur on or after the Effective Date for Retained Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Retained Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the fees, costs and expenses incurred by Retained Professionals in connection with the implementation, enforcement and Consummation of the Plan and the Restructuring Documents.

44.      Conditions Precedent to Effective Date. The Plan shall not become consummated, and the Effective Date shall not occur, unless and until the conditions set forth in Article VIII.A of the Plan have been satisfied or waived pursuant to Article VIII.B of the Plan.

45.      Notice of Entry of Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable on or after the Effective Date, the Debtors shall provide notice of the entry of this Confirmation Order and of the occurrence of the Effective Date by serving a Notice of Effective Date, on all known creditors, equity security holders, the U.S. Trustee and other parties-in-interest in these Chapter 11 Cases; provided, however, that such notice need not be given or served under or pursuant to the

Bankruptcy Code, the Bankruptcy Rules, the Local Rules or this Confirmation Order to any Person or Entity to whom the Debtors mailed a notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved-left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Person or Entity of that Person’s or Entity’s new mailing address. The notice described herein is adequate and appropriate under the particular circumstances and no other or further notice is necessary or required. The Notice of Effective Date shall constitute sufficient notice of the entry of this Confirmation Order to such filing and recording officers and shall be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law.

46.      No Liability for Solicitation. Based on the factual findings set forth in this Confirmation Order, the Debtors, the Reorganized Debtors and each of their respective Related Persons are not, and on account of or with respect to the issuance, sale, or purchase of any security under the Plan, and/or solicitation of votes on the Plan, shall not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the distribution, offer, issuance, sale, or purchase of any securities. The Debtors and each of their respective Related Persons have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws, and regulations and are, therefore, entitled to, and are hereby granted, the protections afforded by section 1125(e) of the Bankruptcy Code.

47.      Reversal or Modification of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated or stayed by subsequent order of the Bankruptcy Court, or any other court of competent jurisdiction, such reversal, stay, modification or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority or lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the date that the Debtors or the Reorganized Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur. Notwithstanding any such reversal, stay, modification or vacatur of this Confirmation Order, any such act, obligation, indebtedness, liability, priority or Lien incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the date that the Debtors or the Reorganized Debtors received actual written notice of the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the original provisions of this Confirmation Order and the Plan, or any amendments or modifications thereto, in each case in effect immediately prior to the date that the Debtors or the Reorganized Debtors received such actual written notice.

48.      Failure to Consummate Plan. If the Consummation of the Plan does not occur with respect to one or more of the Debtors, then the Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (3) constitute an Allowance of any Claim or Equity Interest; or (4) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

49.      2002 Notice Parties. After the Effective Date, the Reorganized Debtors, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents pursuant to Bankruptcy Rule 2002.

50.      Dissolution of Creditors’ Committee. As of the Effective Date, the Creditors’ Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases; provided, however, that, following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and the right to be heard for the following limited purposes: (a) supporting applications for compensation by professionals or advisors (including any appeals thereof); (b) objecting to applications for compensation of Retained Professionals or advisors, subject to the limitations under the Plan; (c) participating in any appeals of the Confirmation Order or other appeal to which the Creditors’ Committee is a party, and (d) enforcing the terms of the Plan. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Creditors’ Committee incurred after the Effective Date, except for such fees, costs, or expenses incurred in connection with the limited purposes set forth above.

51.      Dissolution of Equity Committee. As of the Effective Date, the Equity Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases; provided, however, that, following the Effective Date, the Equity Committee shall continue in existence and have standing and the right to be heard for the following limited purposes: (a) supporting applications for compensation by professionals or advisors (including any appeals thereof); (b) objecting to applications for compensation of Retained Professionals or advisors, subject to the limitations under the Plan; (c) participating in any appeals of the Confirmation Order or other appeal to which the Equity Committee is a party, and (d) enforcing the terms of the Plan. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Equity Committee incurred after the Effective Date, except for such fees, costs, or expenses incurred in connection with the limited purposes set forth above.

52.      Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

53.      Terms of Injunction and Automatic Stay. Unless otherwise provided in the Plan, all injunctions or stays arising under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

54.      Retention of Jurisdiction. Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all matters related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible including, without limitation, over the matters set forth in Article X of the Plan. Notwithstanding the foregoing, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in Article X of the Plan, the provisions of Article X of the Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

55.      Headings. The headings contained within this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

56.      References to Plan Provisions. The failure specifically to include or reference any particular article, section or provision of the Plan (and the Plan Supplement) or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, it being the intent of the Bankruptcy Court that the Plan (and the exhibits and schedules thereto), inclusive of any express modifications set forth in this Confirmation Order, be confirmed in its entirety and any related documents be approved in their entirety and incorporated herein by reference.

57.      No Admission or Waiver. None of the filing of the Plan, any statement or provision contained within the Plan or the taking of any action by any Debtor with respect to the Plan (and Plan Supplement), the Disclosure Statement or Confirmation Order shall be deemed to be an admission or wavier of any rights of any Debtor.

58.      Confirmation Order Controlling. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is any conflict or inconsistency between the Plan and this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the terms of this Confirmation Order shall control and govern.

59.      Applicable Non-Bankruptcy Law. Pursuant to and to the extent set forth in sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, the Plan Supplement, and all other documents and agreements necessary to implement the Plan shall be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

60.      Immediate Effectiveness of this Confirmation Order. Pursuant to Bankruptcy Rule 3020(e), the fourteen day stay of this Confirmation Order is waived and the Debtors are hereby authorized to consummate the Plan and the transactions contemplated thereby immediately upon the entry of this Confirmation Order upon the Bankruptcy Court’s docket.

61.      Final Order. This Confirmation Order is a final order and the period in which an appeal thereof must be filed shall commence upon its entry.

62.      Discharge. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or this Confirmation Order, effective as of the Effective Date, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, distributed or retained under the Plan on account of such Claims, Equity Interests or Causes of Action. On the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims that arose before the Confirmation

Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against any Debtor or any Reorganized Debtor at any time, to the extent that such judgment relates to a discharged Claim.

63.      Federal Insurance Company/Vigilant Insurance Company Bonds. Federal Insurance Company and/or Vigilant Insurance Company issued the following four bonds (collectively, the “FIC-Vigilant Bonds”) on behalf of the Debtors: (i) Medicaid Provider Surety Bond No. 82334568 dated May 21, 2018, on behalf of PHI Air Medical, L.L.C. for the benefit of the State of Texas Health & Human Services Commission (HHSC) in the penal sum of $50,000; (ii) Customs Bond No. 83028252 dated September 27, 2018, on behalf of Petroleum Helicopters for the benefit of the United States of America Customs Service in the penal sum of $500,000; (iii) Subscription Program Surety Bond No. 81365414 dated March 28, 2019, on behalf of PHI Air Medical, Inc. d/b/a PHI Air Medical – Texas for the benefit of the State of Texas Department of Health in the penal sum of $100,000; and (iv) Self-insurance Workers Compensation Bond No. 83035264 dated August 26, 2018, on behalf of Petroleum Helicopters and all subsidiaries including Air Evac Services, Inc. for the benefit of the State of Arizona Industrial Commission Self Insurance Workers Compensation in the penal sum of $100,000. The Debtors shall remain current in their premium obligations of the FIC-Vigilant Bonds through the dates of their respective expiration, and nothing in the Plan or this Order shall effectuate a cancellation of such FIC-Vigilant prior to the dates of their respective expiration.

64.      Governmental Units. Unless otherwise agreed or consented to by a Governmental Unit, no provision in the Plan or in this Order: (a) releases any Released Party or Exculpated Parties other than the Debtors or Reorganized Debtors from any claim or cause of action held by a Governmental Unit; or (b) enjoins, limits, impairs or delays any Governmental Unit from commencing or continuing any claim, suit, action, proceeding, cause of action, or investigation against any Released Party or Exculpated Parties other than the Debtors or Reorganized Debtors; provided; however, that nothing in the Plan or in the Confirmation Order, including clauses (a) and (b) above, shall discharge, release, enjoin, or otherwise bar (i) any liability of the Debtors or the Reorganized Debtors to a Governmental Unit arising on or after the Confirmation Date with respect to events occurring on or after the Confirmation Date, (ii) any liability to a Governmental Unit that is not a Claim, (iii) any valid right of setoff or recoupment of a Governmental Unit and (iv) any police or regulatory action by a Governmental Unit.

65.      Texas Comptroller. Notwithstanding anything else to the contrary in the Plan or Confirmation Order, this paragraph will govern the treatment of the claims of the Texas Comptroller of Public Accounts (the “Comptroller”): (1) nothing provided in the Plan or this Order shall affect or impair any statutory or common law setoff rights of the Comptroller in accordance with section 553 of the Bankruptcy Code; (2) nothing provided in the Plan or this Order shall affect or impair any right of the Comptroller to pursue any non-debtor third parties for tax debts or claims; (3) nothing provided in the Plan or this Confirmation Order shall be construed to preclude the payment of interest on the Comptroller’s administrative expense tax claims; (4) to the extent that interest is payable with respect to any administrative expense, priority or secured tax claim of the Comptroller, the interest rate shall be the statutory rate of interest, currently 6.5% per annum; and (5) the Comptroller is not required to file a motion or application for payment of administrative expense claims pursuant to section 503(b)(1)(D) of the Bankruptcy Code; the Comptroller’s administrative expense claims are allowed upon filing, subject to objection on substantive grounds. Priority tax claims owed to the Comptroller shall be paid in full (1) on, or as reasonably practicable following, the Effective Date; (2) in equal monthly installments of principal and interest no later than sixty (60) months of the Debtor’s bankruptcy petition date with the first installment due within thirty (30) days of the Plan’s Effective Date; or (3) as otherwise agreed to by the Comptroller.

66.      Texas Taxing Authorities. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Debtors or the Reorganized Debtors shall pay in full, in Cash, all Allowed Other Secured Claims of the Texas Taxing Authorities (the “Texas Tax Claims”) on the later of (a) the Effective Date (or as reasonably practicable thereafter) or (b) the date that such Claims first become Allowed Claims. In the event the Texas Tax Claims are paid after January 31, 2020, the Texas Tax Authorities reserve the right to assert, as part of their Allowed Other Secured Claims, interest (if applicable and payable) from the Petition Date through the Effective Date and from the Effective Date through payment in full at the state statutory rate pursuant to 11 U.S.C. Sections 506(b), 511, and 1129. The Texas Tax Authorities shall retain any Liens that secure the Texas Tax Claims, and such Liens’ priority shall be unaltered by the Plan or this Confirmation Order until such Claims are paid in full. In the event that any collateral that secures the Texas Tax Claims is returned to a Creditor that is junior to the Texas Tax Authorities, the Debtors or the Reorganized Debtors (as applicable) shall first pay all Allowed Texas Tax Claims that are secured by such collateral.

67.      Additional Plan Modifications. The definition of “Exculpated Parties” in Article I.A of the Plan shall be amended and restated (deletions shown in strikethrough and bold; additions shown in underline and bold) as follows:

“Exculpated Parties” means, collectively, and in each case in their capacity as such: (i) the Debtors and the Reorganized Debtors; (ii) the Creditors’ Committee and the members thereof, solely in such capacity; (iii) the Equity Committee and the members thereof, solely in such capacity; (iv) with respect to each of the foregoing Entities in clauses (i) and (ii), such Entities’ respective officers and directors that served in such capacity on or after the Petition Date; and (v) with respect to each of the foregoing Entities, each of their respective ~~Related Persons~~ professionals that served in such capacity on or after the Petition Date.

The definition of “Non-Debtor Releasing Parties” in Article I.A of the Plan shall be amended and restated (deletions shown in strikethrough and bold; additions shown in underline and bold) as follows:

“Non-Debtor Releasing Parties” means, collectively, the following, in each case in their capacity as such unless noted otherwise: (i) ~~the Holders of Unimpaired Claims~~ Blue Torch; (ii) each Holder of an Impaired Claim or Existing PHI Interests that (a) votes to accept the Plan or (b) ~~either (1) abstains from voting or (2)~~ votes to reject the Plan and~~, in the case of either (b) (1) or (2),~~ does not opt out of the voluntary release contained in Article IX.B.2 of the Plan by checking the opt out box on the Ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (iii) Mr. Al A. Gonsoulin; (iv) Thirty Two; (v) pursuant to the Settlement Stipulation, each member of the Creditors’ Committee (other than Delaware Trust, in its capacity as Indenture Trustee); (vi) pursuant to the Equity Committee Settlement Stipulation, each member of the Equity Committee; (vii) the Entities described in the foregoing clauses (iii) and (iv), in each case in any and all of their capacities, including, without limitation, as employee, director, officer, creditor or stockholder; and (viii) the respective Related Persons of each of the Entities described in the foregoing clauses (iii) and (iv).

# # # End of Order # # #

Order submitted by:

DLA PIPER LLP (US)

/s/ Daniel Prieto
Daniel Prieto, State Bar No. 24048744 1900 North Pearl Street, Suite 2200
Dallas, Texas 75201
Tel: (214) 743-4500
Fax: (214) 743-4545
Email: dan.prieto@dlapiper.com

-and-

Thomas R. Califano (admitted pro hac vice) 1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 335-4500
Fax: (212) 335-4501
Email: thomas.califano@dlapiper.com

-and-

Daniel M. Simon (admitted pro hac vice)
David Avraham (admitted pro hac vice)
Tara Nair (admitted pro hac vice) 444 West Lake Street, Suite 900
Chicago, IL 60606
Tel: (312) 368-4000
Fax: (312) 236-7516
Email: daniel.simon@dlapiper.com david.avraham@dlapiper.com tara.nair@dlapiper.com

Counsel for the Debtors

EXHIBIT A

THE DEBTORS’ CHAPTER 11 PLAN

[See Exhibit 2.1 attached to this Current Report on Form 8-K]